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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 10, 2000


                          COYOTE NETWORK SYSTEMS, INC.
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             (Exact name of Registrant as specified in its charter)


            Delaware                   1-5486                   36-2448698
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(State or Other Jurisdiction     (Commission File No.)        (IRS Employer
       of Incorporation)                                    Identification No.)


           4360 Park Terrace Drive, Westlake Village, California 91361
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          (Address of principal executive offices, including zip code)

                                 (818) 735-7600
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              (Registrant's telephone number, including area code)



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ITEM 5.  Other Events.

Proposed Merger

         On May 10, 2000, we entered into an Agreement and Plan of Merger with Primary Knowledge, Inc., a California corporation which is in the process of changing its name to HomeAccess MicroWeb, Inc. ("HomeAccess"), DQE Enterprises, Inc., a Pennsylvania corporation ("DQE"), Barbara Conrad and Jerry Conrad. The parties to the Agreement and Plan of Merger subsequently amended it by entering into the First Amendment to Agreement and Plan of Merger dated May 26, 2000 (as amended, the Agreement and Plan of Merger is referred to herein as the "Merger Agreement"). Under the Merger Agreement, HomeAccess will become our wholly owned subsidiary through the merger of HomeAccess Acquisition Corp., our newly created wholly owned subsidiary, with and into HomeAccess (the "Merger"). HomeAccess is the developer of local community on-line exchange services that are expected to enable customers to select, order and pay for products and services on-line from local merchants using personal computers or less expensive screen phones.

     If consummated, we will acquire HomeAccess for approximately $45,562,500 payable in shares of our capital stock. Specifically, we will issue to DQE 1,384,178 shares of our Series C convertible preferred stock and will issue to Barbara Conrad between 3,229,747 and 4,556,250 shares of our common stock (the actual number of shares is dependent upon the fair market value of our common stock on the closing date). The Series C convertible preferred stock to be issued to DQE has a face value of $13,668,758 and bears cumulative dividends at an annual rate of 6%. At any time after the closing date, DQE may convert the shares of our Series C convertible preferred stock into 1,952,679 to 1,384,178 shares of our common stock, with the actual number of shares dependent upon the fair market value of our common stock on the closing date. For a period of four years after consummation of the Merger, we have agreed to issue to DQE and Barbara Conrad, collectively, two shares of our common stock for each new customer acquired by HomeAccess; provided the customer has been preapproved by us and has met certain performance criteria. In no event will the maximum number of shares issued under this program exceed 13% of the total number of shares of our common stock outstanding, on a fully diluted basis, on the closing date. We have also agreed to issue to DQE a warrant exercisable for 3,600,000 shares of our common stock at an exercise price of $20 per share if and when we or our affiliates have delivered 25,000 screen phones to persons or businesses that are customers of DQE or its associates at the time of delivery. The warrant will be exercisable for a period of 3 years from the date of its issue. DQE is an investor in and strategic partner with HomeAccess. In connection with its prior relationship with HomeAccess, DQE holds a warrant to acquire 30% of the outstanding capital stock of HomeAccess for $7,000,000 and has agreed in the Merger Agreement to exercise this warrant at or prior to the closing. Up to $2,000,000 of the $7,000,000 may be invested prior to the closing without our consent.

         The Merger Agreement also provides that as of the effective time of the Merger, our board of directors will be comprised of seven directors, three of whom will be designated by DQE and one of whom will be designated by Barbara Conrad. The number of directors DQE and Barbara Conrad may designate for nomination will be reduced if the number of shares they beneficially own falls below certain ownership percentages. At the closing, our executive officers and directors will enter into a voting agreement under which they will agree to vote all of the shares of common stock they beneficially own in favor of the DQE and Barbara Conrad nominees.

         In connection with the Merger Agreement, we will enter into a personal services agreement with Jerry Conrad. Under the terms of the personal services agreement, we will loan Jerry Conrad $2,250,000 in accordance with the terms and provisions of a promissory note. Generally, if Jerry Conrad remains an employee of us on the second, third and fourth anniversaries of the closing date, the principal and accrued interest payable on such dates will be forgiven. On May 10, 2000, we issued Jerry Conrad non-qualified stock options to purchase 500,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. These options will terminate if the Merger is not consummated.

         The transactions contemplated by the Merger Agreement, including the Merger, are subject to the approval of our stockholders, the approval of DQE's board of directors and other customary conditions. Accordingly, we cannot assure you that the transactions contemplated by the Merger Agreement, including the Merger, will be consummated.

         The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Agreement and Plan of Merger and the First Amendment to Agreement and Plan of Merger, which are filed as a Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K .

Discontinued Operations

         In May 2000, we made a strategic decision to discontinue and sell the telecommunication switch segment of our business and to focus our resources on the delivery of telephony and Internet services. To date we have not entered into any agreement or arrangement with any third party to purchase the assets related to the switch segment of our business. With the discontinuance and sale of our switch segment, we expect that our main source of revenue will come from the sale of international and domestic long distance services and local exchange carrier services in domestic markets.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


     (c)  Exhibits.

          10.1 Agreement and Plan of Merger dated May 10, 2000 by and among Coyote Network Systems, Inc., Primary Knowledge, Inc., DQE Enterprises, Inc., Barbara Conrad and Jerry Conrad.

          10.2 First  Amendment to Agreement  and Plan of Merger,  dated May 26,
               2000, by and among Coyote Network Systems, Inc., Primary Knowledge, Inc., DQE Enterprises, Inc., Barbara Conrad and Jerry Conrad.

          99.1 Press Release dated May 30, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 9th day of June, 2000.

                             COYOTE NETWORK SYSTEMS, INC.



                             By:    /s/ Timothy G. Atkinson
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                                    Timothy G. Atkinson,
                                    General Counsel and Corporate Secretary


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                                  Exhibit Index

          10.1 Agreement and Plan of Merger dated May 10, 2000 by and among Coyote Network Systems, Inc., Primary Knowledge, Inc., DQE Enterprises, Inc., Barbara Conrad and Jerry Conrad.

          10.2 First  Amendment to Agreement  and Plan of Merger,  dated May 26,
               2000, by and among Coyote Network Systems, Inc., Primary Knowledge, Inc., DQE Enterprises, Inc., Barbara Conrad and Jerry Conrad.

          99.1 Press Release dated May 30, 2000.